UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2011

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, World Financial Center
New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

American Express Company (the “Company”) is hereby furnishing below delinquency and write-off statistics for the lending portfolio of its U.S. Card Services (“USCS”) operating segment for the months ended July 31, August 31 and September 30, 2011 and the three months ended September 30, 2011.

American Express Company
U.S. Card Services
Delinquency and Write-off Rate Statistics

As of and for the months ended July 31, August 31 and September 30, 2011 and the three months ended September 30, 2011.

(Billions, except percentages)
				(Preliminary)
			(Preliminary)	Three Months Ended
	July 31,	August 31,	September 30,	September 30,
	2011	2011	2011	2011
Cardmember lending:
Total Loans	$50.3	$50.6	$49.9	$49.9
30 days past due loans as a % of total	1.5%	1.4%	1.5%	1.5%
Average loans	$50.1	$50.4	$50.2	$50.2
Net write-off rate – principal only (a)	2.8%	2.7%	2.3%	2.6%

(a)	Net write-off rate based on principal only (i.e., excluding interest and /or fees).

Note:  The statistics presented above are based on the USCS operating segment’s total portfolio of cardmember loans determined in accordance with U.S. generally accepted accounting principles, which includes all securitized and non-securitized cardmember loans.

The statistics presented above provide information that is additional to the data reported by the American Express Credit Account Master Trust (the “Lending Trust”) in its monthly Form 10-D report filed with the Securities and Exchange Commission (the “Commission”).  The cardmember loans that have been securitized through the Lending Trust do not possess identical characteristics with those of the total portfolio of USCS loans, which reflects the aggregate of securitized and non-securitized loans.  Thus, the reported credit performance of the Lending Trust may, on a month-to-month basis, be better or worse than the credit performance of the total portfolio.  Reported differences may arise as a result of, among other things, differences in the mix and vintage of loans between the Lending Trust and the total portfolio (including, among other things, the larger proportion of small business loans in the non-securitized portion of the total portfolio), the number of days in the reporting period covered by the Form 10-D being filed by the Lending Trust, the use of end-of-period principal loan balances to calculate write-off statistics in the Lending Trust compared to the use of average loan balances over the reporting period used in the total portfolio statistics, as well as other mechanics of the calculation for the lending trust net write-off rate, which is impacted by any additions to the securitization trust within a particular period.  In addition, the reporting period for the total portfolio is based on a calendar month, as compared to the reporting period covered by the Form 10-D reports for the Lending Trust, which is generally based on a monthly period beginning on or around the 25th day of each calendar month.

Set forth below is certain information regarding the credit performance of the Lending Trust for its three most recent monthly reporting periods, as reported in its Form 10-D report filed with respect to each such period.

American Express Credit Account Master Trust

(Billions, except percentages)
	June 25, 2011	July 26, 2011	August 26, 2011
	through	through	through
	July 25, 2011	August 25, 2011	September 23, 2011

Ending total principal balance	$31.6	$31.6	$31.0
Defaulted amount, net of recoveries	$0.1	$0.1	$0.1
Annualized default rate, net of recoveries	2.9%	2.8%	2.6%
Total 30+ days delinquent	$0.5	$0.5	$0.5

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date:  October 17, 2011